Exhibit 10.47

Date: July 14, 2005	Extension: 1

STANDARD

LEASE RENEWAL FORM

LEASE to be renewed is that certain lease described as follows:

Lessor:	TRICO RENTS, a California General Partnership

Lessee:	CERADYNE, INC., a Delaware Corporation

Property Leased:	205 Paularino Avenue, Costa Mesa, CA 92626

Lease Dated:	January 5, 2005

The term of the referenced Lease is hereby extended from:

November 1, 2005 through October 31, 2010

With the following changes only:

A. Security Deposit increased from $5,220.00 to $5,860.00

B. Rent. The monthly rent for the period of this Lease Extension will be:

Months	Monthly Rent
11/01/05 – 10/31/06	$5,100.00
11/01/06 – 10/31/07	$5,253.00
11/01/07 – 10/31/08	$5,410.00
11/01/08 – 10/31/09	$5,573.00
11/01/09 – 10/31/10	$5,740.00

The above rental schedule does not include the estimated monthly Common Area Operating Expense, which is currently $120.00

C. Late Rent Adjustments. Notwithstanding other provisions in this lease which pertain to the payment of rent, or late charges, it is understood and agreed that if the Lessee fails to pay the rent specified in this lease, within the timeframe specified, for three (3) or more times in any twelve (12) month period after the commencement date of this lease, then the Lessor may, at the Lessor’s option, increase the monthly rent for the balance of the lease by ten (10) percent. Said increase shall commence after the Lessor gives the Lessee a thirty day notice, in writing, that the increase shall go into effect.

D. Restoration of the Premises. On or before the scheduled termination of this Lease, or any variations thereof, the Lessee shall at Lessee’s expense restore the Premises to the original condition, taking into consideration the reasonable wear and tear of the Premises and in accordance to the provisions of this lease. The requirements of restoration in this paragraph shall not exceed the requirements of restoration in the original lease term.

E. Option to Cancel. Lessee shall have the right to cancel this Lease causing same to become null and void and of no further force or effect under the following terms and conditions:

1.	Lessee shall notify Lessor in writing, a minimum of one hundred and eighty days, prior to the effective date of the selected cancellation date of the Lease.

2.	The selected cancellation date shall be between November 1, 2008 and October 31, 2009.

APPROVED BY:		APPROVED BY:

LESSOR:	/s/ TCH	LESSEE:	/s/ JJP
DATE: 8/11/05		DATE: 8/2/05

LEASE EXTENSION

Date: July 14, 2005	Extension: 1

STANDARD

LEASE RENEWAL FORM

3.	On or before the selected cancellation date the Lessee shall pay to the Lessor a cancellation fee equal to one half of the remaining sums due the Lessor as rent for the balance of the Lease contract.

4.	The Lessee shall not be in default under any of the terms and conditions of this Lease.

5.	The Lessee must also cancel all other Leases in the complex located on the Southwest corner of Paularino Avenue and Redhill Avenue in Costa Mesa, California that are owned by the Lessor on the same selected cancellation date per the terms of the cancellation clause contained in each Lease. Said Leases pertain to the following addresses:

Premises	Lease Dated	Commencement Date	Expiration Date
201 Paularino Avenue – Costa Mesa, CA	02/04/05	06/01/05	10/31/10
205 Paularino Avenue – Costa Mesa, CA	01/05/05	01/15/05	10/31/10
225 Paularino Avenue – Costa Mesa, CA	08/05/86	09/01/86	10/31/10
235 Paularino Avenue – Costa Mesa, CA	03/23/86	05/01/84	10/31/10
3159-A Paularino Avenue – Costa Mesa, CA	03/11/97	04/01/97	10/31/10
3159-B Redhill Avenue – Costa Mesa, CA	02/04/05	06/01/05	10/31/10
3161 Redhill Avenue – Costa Mesa, CA	01/24/04	04/01/04	10/31/10
3163 Redhill Avenue – Costa Mesa, CA	03/31/86	04/01/86	10/31/10
3165 Redhill Avenue – Costa Mesa, CA	08/06/01	08/15/01	10/31/10
3169-A Redhill Avenue – Costa Mesa, CA	10/28/85	11/01/85	10/31/10

Note: All of the above Leases are between Trico Rents, a California General Partnership as Lessor and Ceradyne Inc., a Delaware Corporation as Lessee.

F. Roof Repairs. Notwithstanding the provisions of paragraph 7.2, it is understood and agreed that the lessee shall be responsible for all roof maintenance and repairs for the duration of this Lease or any extensions thereof.

G. Liability Insurance. Notwithstanding the provisions of paragraph 8 it is understood and agreed that in the event Lessee fails to provide liability insurance, in accordance to the terms and conditions of paragraph 8, for any three consecutive months of this lease then the Lessor may, at Lessor’s option, increase the monthly rent for the remainder of the term of this lease by ten percent.

All other terms and conditions of the Lease dated January 5, 2005 shall remain the same.

APPROVED BY: LESSOR		APPROVED BY: LESSEE

TRICO RENTS, a California General Partnership		CERADYNE, INC., a Delaware Corporation

By:	Trico Realty Inc., its Manager

/s/ Thomas C. Harrison		/s/ Jerrold J. Pellizon
Jerrold J. Pellizon
8/11/05		8/2/05
Date		Date

AFTER HOURS EMERGENCY CONTACT:

		Name:	Fernando Hernandez
		Phone:	(714) 715-0293 (CELL)
(951) 778-2768 (HOME)

LEASE EXTENSION